UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant’s telephone number, including area code)
(7201 Metro Blvd. Minneapolis, MN 55439)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Regis Corporation (the "Company") approved the amendment and restatement of the Company’s Restated Articles of Incorporation and Bylaws to change the Company’s principal executive office and registered office in Minnesota from 7201 Metro Boulevard, Edina to 3701 Wayzata Boulevard, Suite 500. A copy of the Company’s Restated Articles of Incorporation, which became effective on May 6, 2020, is filed as Exhibit 3.1 hereto and a copy of the Company’s Bylaws, as amended and restated, is filed as Exhibit 3.2 hereto.

Item 8.01 Other Events.

Due to the coronavirus (COVID-19) outbreak, the Company is filing this current report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”). The Company is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”). The Company is relying on the Order due to the limited availability of key Company personnel required to complete the Form 10-Q due to the Company’s previously announced employee furlough program and suggested, and mandated, social quarantining and work from home orders. Additionally, the Company’s management team has not been able to devote the requisite time and attention to the Form 10-Q, as it has had to address the emergent business and operational issues resulting from COVID-19. The Company anticipates that it will file the Form 10-Q before June 25, 2020, which is within 45 days from the original filing deadline of May 11, 2020.

Business Update

The substantial majority of the Company's salons are currently closed, but franchise re-openings have begun as government restrictions have eased. The Company expects to begin re-opening its company-owned salons as permitted by state and local mandates in late May. As salons re-open the Company is taking additional measures across its portfolio of franchise and company-owned salons to facilitate customer and employee safety. Due to the ongoing salon closures, the Company extended the furlough program it announced on March 31, 2020, which impacts a significant majority of its workforce across its corporate office, field support and distribution centers, through at least June 1, 2020.

Additional Risk Factor

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Form 10-Q:

The impact of the COVID-19 pandemic and the measures implemented to contain the spread of the virus have had, and are expected to continue to have, a material adverse impact on our business and results of operations.

Our operations expose us to risks associated with public health crises and epidemics/pandemics, such as the novel strain of coronavirus (COVID-19) that has spread globally. COVID-19 is having, and will continue to have, an adverse impact on our operations, including the closure of all our company-owned salons and almost all our franchise locations; implementation of a furlough program for a substantial majority of our workforce across our corporate office, field support and distribution centers; and reductions in the pay for executives and other working employees. As of the date of this filing, substantially all of our company-owned and franchise stores remain temporarily closed. Many of our company-owned and franchise stores are located in markets that have been significantly impacted by COVID-19 and where the recovery may be particularly slow to occur.

The unprecedented uncertainty surrounding COVID-19, including the rapidly changing governmental directives, public health challenges and progress, macroeconomic consequences and market reactions thereto, makes it more challenging for our management to estimate the future performance of our business and develop strategies to resume operations or generate growth or achieve our initial or any revised objectives for 2020. In particular, the uncertainty around COVID-19 may delay or impair or our ability to convert to a fully franchised model by the end of calendar year 2020.
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In addition, as our stores are able to resume operations, our franchisees, many of whom were in the early stages of developing their businesses prior to the onset of the pandemic, may choose not to resume operation of their salons or they may face challenges rehiring employees, reestablishing operations with their landlords and other vendors, and attracting customers back to their salons. As a result, our franchisees may request reductions to their royalty payments or other amounts due to us which may be critical to their ability to reestablishing operations, and that would adversely impact our revenues and cash flows. Customers may be cautious about returning to personal service providers, and we and our franchisees may incur substantial additional costs to ensure the safety of our employees and customers. While we may experience an increased demand for our services and products when businesses’ resume operation, there is no assurance that such immediate increase will be sustained as customers may have identified other means for hair care during the pandemic. Furthermore, many of our customers have themselves experienced adverse financial impacts from the pandemic, including loss of disposable income, which may limit their spending on personal care. In addition, efforts to lift restrictions on individuals’ daily activities and businesses’ normal operations may result in a resurgence of COVID-19 and potentially prolong and intensify the impact of the crisis.

As a result, COVID-19 has and will continue to negatively affect our revenue and our profitability. In addition, we retain residual real estate lease liability for franchise and company-owned stores. The combination of the revenue reduction, obligations we owe to landlords, and other costs both related and unrelated to COVID-19 could significantly reduce or exhaust our available liquidity over time, and limit our ability to access liquidity sources, and/or trigger an acceleration to repay all or a portion of our outstanding debt obligations, which, as previously disclosed, consists of approximately $295 million owed to a syndicate of lenders under our current credit facility, and we may not be able to renegotiate or repay these obligations. We are in discussions with our lenders to address compliance under our credit agreements, specifically as it relates to the expected decline in our adjusted EBITDA. While the economic impact of COVID-19 may be reduced by financial assistance under the Coronavirus Aid, Relief, and Economic Security (CARES) Act or other similar COVID-19 related federal and state programs, such programs may not have a positive impact on our business.

Among other things, the furlough of most of our employees has impacted many of our operational and risk management functions, including our financial reporting function. These reductions could impair our ability to timely and accurately reporting information to regulators and our shareholders and impair our business risk management protocols.

We cannot reasonably estimate the length or severity of COVID-19 but we currently anticipate a material adverse impact on our financial position and results of operations at least during fiscal year 2020. The disruption to the global economy and to our business, along with a sustained decline in our stock price, may lead to triggering events that may indicate that the carrying value of certain assets, including accounts receivables, long-lived assets, intangibles, and goodwill, may not be recoverable. Assessing goodwill for impairment requires management to make assumptions and to apply judgment, including forecasting future sales, expenses, and proceeds from the sale of salons to franchisees, and selecting appropriate discount rates, which can be affected by economic conditions and other factors that can be difficult to predict. Based on the results of items referenced above, we expect there could be a material non-cash impairment charge to reduce the carrying value of goodwill related to our Company-owned reporting unit.

COVID-19, and the volatile regional and global economic conditions stemming from the pandemic, as well as reactions to future pandemics or resurgences of COVID-19, could also precipitate or aggravate the other risk factors that we identify in our 2019 Form 10-K, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER

3.1	Restated Articles of Incorporation, dated May 6, 2020.
3.2	Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: May 8, 2020	By:	/s/ Amanda P. Rusin
Name: Amanda P. Rusin, Title: Secretary